UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2011

ATMI, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16239	06-1481060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Commerce Drive, Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (203) 794-1100

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2011, Advanced Technology Materials, Inc. ("ATMI"), a wholly owned subsidiary of ATMI, Inc., entered into a Termination Agreement (the "Termination Agreement") with Matheson Tri-Gas, Inc. ("MTG") to terminate certain agreements pursuant to which MTG has been manufacturing, marketing, selling and/or distributing ATMI's proprietary Safe Delivery Source (SDS®) gas storage and delivery system and related technologies (the "SDS Technology") and its VAC® gas storage technology ("VAC Technology"). The Termination Agreement terminates MTG's license, manufacturing and distribution rights to the SDS and VAC Technology in consideration for a $95 million cash payment by ATMI, and payments for the repurchase by ATMI of certain inventory in the Matheson distribution channel. MTG will provide ongoing support services to ATMI during a brief transition period, and will continue to manufacture a portion of the SDS products for up to two years, for which it will be paid additional fees by ATMI. Subject to such continuing services, ATMI will be assuming control of all manufacturing, distribution, logistics and sales services provided globally by MTG prior to execution of the Termination Agreement, other than the distribution of the SDS and VAC product lines in Japan, which services will continue to be provided by MTG's parent company, Taiyo Nippon Sanso Corporation. In addition, the Termination Agreement includes representations and warranties, indemnities and non-competition provisions on the part of each of MTG and ATMI.

The foregoing is a summary of the material terms of the Termination Agreement and does not purport to be a complete description of the agreement.

Item 7.01. Regulation FD Disclosure.

A copy of ATMI, Inc.'s press release announcing the Termination Agreement is attached hereto as Exhibit 99.1, which is furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by ATMI, Inc. on October 31, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMI, Inc. (Registrant)
October 31, 2011 (Date)	/s/ TIMOTHY C. CARLSON Timothy C. Carlson Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by ATMI, Inc. on October 31, 2011.